Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ARI Network Services, Inc.

Milwaukee, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-110104, 333-52176 and 333-156380) of ARI Network Services, Inc. of our report dated July 13, 2009, relating to the financial statements of Channel Blade Technologies Corporation (“Channel Blade”), which appear in this Form 8K.  Our report contains an explanatory paragraph regarding Channel Blade’s ability to continue as a going concern.

/s/ BDO Seidman, LLP

Milwaukee, Wisconsin

July 13, 2009